Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL FINANCIAL REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Records Second Best Quarter in Company History

Highlights for the three months ended March 31, 2012:

● Net revenues of $400.3 million.

● Net income of $34.8 million, or $0.55 per diluted share.

● Stockholders' equity totaled $1.34 billion and book value per share was $25.07.

ST. LOUIS, May 9, 2012 - Stifel Financial Corp. (NYSE: SF) today reported net income of $34.8 million, or $0.55 per diluted share, on net revenues of $400.3 million for the three months ended March 31, 2012, compared with net income of $31.4 million, or $0.50 per diluted share, on net revenues of $366.6 million for the first quarter of 2011. The company reported net income of $27.0 million, or $0.43 per diluted share, on net revenues of $356.9 million for the three months ended December 31, 2011.

"The first quarter of 2012 proved to be our second best quarter in terms of net revenues, net income and diluted EPS. The overall improvement in the economy positively impacted both our Global Wealth Management and Institutional Group's businesses during the quarter, particularly in investment banking and fixed income trading. During the quarter, we continued to expand our retail platform as a result of successful recruiting of financial advisors," commented Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial. "Increased levels of activity can be attributed to strong performance of the equity markets, improving investor sentiment, lower volatility, and increased risk taking as evidenced by improved pricing and performance for new offerings. However, outside of a major event or catalyst to move the markets, we remain cautious on the outlook for the remainder of the year. That said, we continue to believe we are well positioned to gain market share from the dislocation in the marketplace and changing regulatory requirements."

Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Net revenues	$400,333	$366,613	9.2	$356,878	12.2
Net income	$34,773	$31,398	10.7	$27,016	28.7
Earnings per share:
Basic	$0.65	$0.60	8.3	$0.52	25.0
Diluted	$0.55	$0.50	10.0	$0.43	27.9
Weighted average number of common shares outstanding:
Basic	53,243	52,534	1.3	51,849	2.7
Diluted	62,669	63,179	(0.8)	62,695	-

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Net revenues:
Global Wealth Management	$248,348	$238,446	4.2	$224,569	10.6
Institutional Group	148,504	126,994	16.9	134,229	10.6
Other	3,481	1,173	196.8	(1,920)	281.3
	$400,333	$366,613	9.2	$356,878	12.2
Operating contribution:
Global Wealth Management	$69,178	$61,472	12.5	$62,872	10.0
Institutional Group	23,704	21,393	10.8	10,773	120.0
Other	(33,628)	(32,181)	4.5	(28,619)	17.5
	$59,254	$50,684	16.9	$45,026	31.6

Global Wealth Management

For the quarter ended March 31, 2012, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $69.2 million, compared with $61.5 million in the first quarter of 2011 and $62.9 million in the fourth quarter of 2011. Net revenues for the quarter were $248.3 million, compared with $238.4 million in the first quarter of 2011, and $224.6 million in the fourth quarter of 2011. The increase in net revenues from the first quarter of 2011 is primarily attributable to an increase in net interest revenues and investment banking revenues, as well as asset management and service fees and principal transactions revenues, offset by a decrease in commissions. The increase in net revenues from the fourth quarter of 2011 was primarily attributable to an increase in commissions and principal transactions revenues, investment banking revenues and asset management and service fees.

● The Private Client Group reported record net revenues of $232.3 million, a 1% increase compared with the first quarter of 2011 and a 13% increase compared with the fourth quarter of 2011.

● Stifel Bank reported net revenues of $16.0 million, an 80% increase compared with the first quarter of 2011 and an 18% decrease compared with the fourth quarter of 2011.

Institutional Group

For the quarter ended March 31, 2012, the Institutional Group segment generated pre-tax operating income of $23.7 million, compared with $21.4 million in the first quarter of 2011 and $10.8 million in the fourth quarter of 2011. Net revenues for the quarter were $148.5 million, compared with $127.0 million in the first quarter of 2011 and $134.2 million in the fourth quarter of 2011. The increase in net revenues from the first quarter of 2011 was primarily attributable to an increase in capital raising and advisory fees, and an increase in fixed income institutional brokerage revenues, offset by a decrease in equity institutional brokerage revenues. The increase in net revenues from the fourth quarter of 2011 was primarily attributable to an increase in equity capital raising and equity and fixed income institutional brokerage revenues, offset by a decline in equity advisory fees.

Institutional brokerage revenues were $89.5 million, a 1% decrease compared with the first quarter of 2011 and an 11% increase compared with the fourth quarter of 2011.

● Equity brokerage revenues were $44.2 million, a 16% decrease compared with the first quarter of 2011 and a 9% increase compared with the fourth quarter of 2011.

● Fixed income brokerage revenues were $45.3 million, an 18% increase compared with the first quarter of 2011 and a 14% increase compared with the fourth quarter of 2011.

Investment banking revenues were $58.0 million, a 65% increase compared with the first quarter of 2011 and an 11% increase compared with the fourth quarter of 2011.

● Equity capital raising revenues were $31.6 million, a 37% increase compared with the first quarter of 2011 and a 212% increase compared with the fourth quarter of 2011.

● Fixed income capital raising revenues were $10.8 million, a 256% increase compared with the first quarter of 2011 and an 18% decrease compared with the fourth quarter of 2011.

● Advisory fee revenues were $15.6 million, a 72% increase compared with the first quarter of 2011, and a 46% decrease compared with the fourth quarter of 2011.

Consolidated Compensation and Benefits Expenses

For the quarter ended March 31, 2012, compensation and benefits expenses were $254.7 million, compared with $231.2 million in the first quarter of 2011 and $228.7 million in the fourth quarter of 2011.

Compensation and benefits as a percentage of net revenues was 64% in the first quarter of 2012 compared with 63% in the first quarter of 2011 and 64% in the fourth quarter of 2011. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% in the first quarter of 2012, consistent with the first and fourth quarters of 2011.

Consolidated Non-Compensation Operating Expenses

For the quarter ended March 31, 2012, non-compensation operating expenses were $86.4 million, compared with $84.8 million in the first quarter of 2011 and $83.1 million in the fourth quarter of 2011.

Non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2012 was 22% compared with 23% in the first quarter of 2011 and 23% in the fourth quarter of 2011.

Provision for Income Taxes

The effective income tax rate for the quarter ended March 31, 2012 was 41% compared with 38% in the first quarter of 2011 and 40% in the fourth quarter of 2011.

Statement of Financial Condition (Unaudited)

Total assets increased 21% to $5.5 billion as of March 31, 2012 from $4.5 billion as of March 31, 2011. The increase is primarily attributable to the growth of the company's bank subsidiary, which as of March 31, 2012 had grown its assets to $2.6 billion from $1.8 billion as of March 31, 2011. As of March 31, 2012, Stifel Bank's investment portfolio of $1.7 billion has increased 34% from March 31, 2011, with more than 99% of the investment portfolio comprised of investment grade securities, of which more than 67% were Government-Sponsored Enterprise guaranteed MBS or AAA-rated investments. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of March 31, 2012 increased $55.9 million, or 4%, to $1.34 billion from $1.29 billion as of March 31, 2011. Book value per share was $25.07 as of March 31, 2012 compared to $24.32 as of March 31, 2011.

As of March 31, 2012, the company reported total securities owned and investments at fair value of $2.2 billion, which included securities categorized as Level 3 of $227.0 million. The company's Level 3 assets included auction rate securities and private equity and other fixed income securities with fair values of $170.3 million and $56.7 million, respectively, as of March 31, 2012.

Conference Call Information

Stifel Financial Corp. will host its first quarter 2012 financial results conference call on Wednesday, May 9, 2012, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #74559190. A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The company's broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel Financial, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Revenues:
Commissions	$123,303	$155,786	(20.9)	$123,737	(0.4)
Principal transactions	116,233	92,859	25.2	93,963	23.7
Investment banking	70,438	41,418	70.1	56,075	25.6
Asset management and service fees	60,818	57,680	5.4	55,920	8.8
Other income	13,294	6,256	112.3	8,379	58.7
Operating revenues	384,086	353,999	8.5	338,074	13.6
Interest revenue	25,257	18,856	33.9	25,220	0.1
Total revenues	409,343	372,855	9.8	363,294	12.7
Interest expense	9,010	6,242	44.3	6,416	40.4
Net revenues	400,333	366,613	9.2	356,878	12.2

Non-interest expenses:
Compensation and benefits	254,704	231,166	10.2	228,743	11.3
Occupancy and equipment rental	30,791	29,325	5.0	31,967	(3.7)
Communication and office supplies	20,373	18,845	8.1	19,391	5.1
Commission and floor brokerage	7,612	6,649	14.5	6,097	24.8
Other operating expenses	27,599	29,944	(7.8)	25,654	7.6
Total non-interest expenses	341,079	315,929	8.0	311,852	9.4

Income before income taxes	59,254	50,684	16.9	45,026	31.6
Provision for income taxes	24,481	19,286	26.9	18,010	35.9
Net income	$34,773	$31,398	10.7	$27,016	28.7

Earnings per share:
Basic	0.65	0.60	8.3	0.52	25.0
Diluted	0.55	0.50	10.0	0.43	27.9

Weighted average number of common shares outstanding:
Basic	53,243	52,534	1.3	51,849	2.7
Diluted	62,669	63,179	(0.8)	62,695	-

(in thousands, except per share data, employee and location amounts)
Key statistical information:	3/31/12	3/31/11	% Change	12/31/11	% Change
Book value per share	$25.07	$24.32	3.1	$25.10	(0.1)
Financial advisors [1]	2,013	1,947	3.4	1,987	1.3
Full-time associates	5,135	4,916	4.5	5,097	0.7
Locations	326	311	4.8	320	1.9
Total client assets	127,192,000	115,284,000	10.3	119,362,000	6.6

1 Includes 155, 160 and 154 independent contractors at March 31, 2012 and 2011 and December 31, 2011, respectively.

Global Wealth Management Segment
Summary Results of Operations (Unaudited)
Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Revenues:
Commissions	$91,023	$101,762	(10.6)	$83,662	8.8
Principal transactions	59,045	56,163	5.1	53,700	10.0
Asset management and service fees	60,586	57,530	5.3	55,691	8.8
Net interest	17,647	11,169	58.0	17,602	0.3
Investment banking	12,470	6,312	97.6	4,015	210.6
Other income	7,577	5,510	37.5	9,899	(23.5)
Net revenues	248,348	238,446	4.2	224,569	10.6
Non-interest expenses:
Compensation and benefits	143,757	142,586	0.8	125,053	15.0
Non-compensation operating expenses	35,413	34,388	3.0	36,644	(3.4)
Total non-interest expenses	179,170	176,974	1.2	161,697	10.8
Income before income taxes	$69,178	$61,472	12.5	$62,872	10.0

As a percentage of net revenues:
Compensation and benefits	57.9%	59.8%		55.7%
Non-compensation operating expenses	14.2%	14.4%		16.3%
Income before income taxes	27.9%	25.8%		28.0%

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	3/31/12	3/31/11	% Change	12/31/11	% Change
Other information:
Assets	$2,611,828	$1,787,531	46.1	$2,275,729	14.8
Investment securities	1,673,866	1,253,953	33.5	1,403,522	19.3
Retained loans, net	657,081	396,244	65.8	631,173	4.1
Loans held for sale	141,136	30,866	357.3	131,754	7.1
Deposits	2,357,912	1,625,890	45.0	2,071,738	13.8

Allowance as a percentage of loans	0.87%	0.63%		0.83%
Non-performing assets as a percentage of total assets	0.11%	0.12%		0.14%

1 Includes 155, 160 and 154 independent contractors at March 31, 2012 and 2011 and December 31, 2011, respectively.

Institutional Group Segment
Summary Results of Operations (Unaudited)
Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Revenues:
Commissions	$32,280	$54,025	(40.2)	$40,076	(19.5)
Principal transactions	57,188	36,696	55.8	40,263	42.0

Capital raising	42,363	26,046	62.6	23,331	81.6
Advisory fees	15,605	9,060	72.2	28,728	(45.7)
Investment banking	57,968	35,106	65.1	52,059	11.4
Other income 2	1,068	1,167	(8.5)	1,831	(41.7)
Net revenues	148,504	126,994	16.9	134,229	10.6
Non-interest expenses:
Compensation and benefits	94,024	77,187	21.8	89,497	5.1
Non-compensation operating expenses	30,776	28,414	8.3	33,959	(9.4)
Total non-interest expenses	124,800	105,601	18.2	123,456	1.1
Income before income taxes	$23,704	$21,393	10.8	$10,773	120.0

As a percentage of net revenues:
Compensation and benefits	63.3%	60.8%		66.7%
Non-compensation operating expenses	20.7%	22.4%		25.3%
Income before income taxes	16.0%	16.8%		8.0%

Institutional Group Segment
Institutional Brokerage and Investment Banking Revenues (Unaudited)
Three Months Ended
(in 000s)	3/31/12	3/31/11	% Change	12/31/11	% Change
Institutional brokerage:
Equity	$44,172	$52,398	(15.7)	$40,598	8.8
Fixed income	45,296	38,323	18.2	39,741	14.0
Institutional brokerage	89,468	90,721	(1.4)	80,339	11.4

Investment banking:
Capital raising:
Equity	31,550	23,005	37.1	10,109	212.1
Fixed income	10,813	3,041	255.6	13,222	(18.2)
Capital raising	42,363	26,046	62.6	23,331	81.6
Advisory fees	15,605	9,060	72.2	28,728	(45.7)
Investment banking	$57,968	$35,106	65.1	$52,059	11.4

Investor Relations Contact
Sarah Anderson, (415) 364-2500, investorrelations@stifel.com

2 Includes net interest and other income.